                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



GigaBeam Corporation
14225-C Sullyfield Circle
Chantilly, VA 20151

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 27, 2004, except for Note 9 which is as of May 10, 2004, relating to the financial statements of GigaBeam Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
May 25, 2004